Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

TD HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)		Proposed Maximum Offering Price Per Security		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Unallocated (Universal Shelf)	Common Stock, par value $0.001 per share; Preferred Stock, par value $0.001 per share; Debt Securities; Warrants; Subscription Rights; Units	457(o)		(1)		(3)(4)	$100,000,000	(4)	$110.20 per $1,000,000	$11,020
Equity	Common Stock, par value $0.001 per share	457(o)		(5)		(5)	$1,500,000	(4)(5)	$110.20 per $1,000,000	$165.3
Total Offering Amounts							$101,500,000			$11,185.3
Total Fees Previously Paid										—
Total Fee Offsets										$4,774.74
Net Fee Due										$6,410.56

(1)	The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the registrant, (e) subscription rights to purchase common stock, preferred stock, debt securities, warrants or units consisting of some or all of these securities of the registrant, and (f) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.
(3)	The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.
(4)	Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed the amount set forth above.
(5)	Represents the shares of common stock of the Registrant that will be offered for resale by the selling stockholder, Streeterville Capital, LLC, pursuant to the prospectus to which this exhibit is attached, consisting of shares of the Registrant’s common stock issuable upon the conversion of $1,500,000 principal amount of certain Convertible Promissory Note dated March 13, 2023 issued to the selling stockholder (the “Note”). The Note is convertible into the Registrant’s shares of common stock at a redemption conversion price equal to 80% multiplied by the lowest VWAP (the dollar volume-weighted average price for the Registrant’s shares of common stock on the Nasdaq Capital Market) during the 15 trading days immediately preceding the date the applicable redemption notice is delivered in accordance with the terms and conditions of the Note. No redemption notice has been delivered. The resale of such shares of common stock issuable pursuant to the conversion of $1,500,000 principal amount of the Note was previously registered in the 424b5 Prospectus Supplement to the S-3, pursuant to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-239757).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed		Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	TD Holdings, Inc.	S-3	333-239757	07/08/2020		$4,774.74	(1)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf		(1)		(1)
Fee Offset Sources	TD Holdings, Inc.	S-3	333-239757		07/08/2020									$12,980	(1)

(1)

On July 8, 2020, the Registrant filed a Registration Statement on Form S-3 (Registration No. 333-239757), pursuant to which it registered in aggregate principal amount of $100,000,000 of the Registrant’s common stock, preferred stock, debt securities, warrants to purchase common stock, preferred stock or debt securities, debt securities consisting of debentures, notes or other evidences of indebtedness, units consisting of a combination of the foregoing securities, or any combination of these securities, to be offered by the Registrant from time to time pursuant to prospectus supplements to the S-3 to be filed by the Registrant with Securities and Exchange Commission (the “SEC”) at a future date (the “2020 Universal Shelf”). The 2020 Universal Shelf was declared effective by the SEC on August 4, 2020. The Registrant paid the registration fee in an amount of $12,980 with respect to the 2020 Universal Shelf.

On November 24, 2020, the Registrant filed a 424b5 Prospectus Supplement to the S-3 with the SEC, pursuant to which it registered 8,000,000 shares of its common stock having an aggregate offering price of $20,000,000 (the “2020 Offering”). The filing fee amount attributable to such sale of securities was $2,596, as calculated in accordance with Rule 457 of the Securities Act.

On January 20, 2021, the Registrant filed a 424b5 Prospectus Supplement to the S-3 with the SEC, pursuant to which it reregistered up to 15,800,000 shares of its common stock, consisting of an offering up to 15,775,000 shares to one investor and an offering of 25,000 shares of common stock to its placement agent, for an aggregate offering price of up to $40,000,000 (the “2021 Offering”). The filing fee amount attributable to such sale of securities was $4,364, as calculated in accordance with Rule 457 of the Securities Act. On December 14, 2022, the Registrant filed a 424b5 Supplement No. 1 to the Prospectus Supplement filed on January 20, 2021, pursuant to which it amended the registration of an offering of up to 15,775,000 shares to one investor to up to 2,589,306 shares of its common stock.

On March 14, 2023, the Registrant filed a 424b5 Prospectus Supplement to the S-3 with the SEC, pursuant to which it reregistered shares of common stock, for an aggregate offering price of up to $1,500,000, issuable upon the conversion of $1,500,000 principal amount of a 10% convertible note and interest accrued thereon (the “2023 First Offering”). The filing fee attributable to such sale of securities was $165.3, as calculated in accordance with Rule 457 of the Securities Act.

On July 31, 2023, the Registrant filed a 424b5 Prospectus Supplement to the S-3 with the SEC, pursuant to which it reregistered 28,000,000 shares of common stock, at an offering price of $0.35 per share, for an aggregate offering price of $9,800,000 (the “2023 Second Offering”, together with the 2023 First Offering, collectively, the “2023 Offering”). The filing fee attributable to such sale of securities was $1,079.96, as calculated in accordance with Rule 457 of the Securities Act.

As a result, after the 2020 Offering, the 2021 Offering, and the 2023 Offering, the Registrant has $4,774.74 in unused filing fees paid by the Registrant in connection with its filing of the 2020 Universal Shelf. In accordance with Rule 457(p) under the Securities Act, the registrant is using such $4,774.74 unused filing fees paid by the Registrant in connection with its filing of the 2020 Universal Shelf to offset against the registration fee of $11,185.3 due for this offering. The remaining balance of the registration fee, $6,410.56, is being paid herewith in connection with the filing of this Form S-3. The Registrant has terminated the offering that included the unsold securities associated with the claimed offset under the prior registration statement.

Table 3: Combined Prospectuses

N/A